Exhibit 30(G)(6)

AMENDMENT

TO

REINSURANCE AGREEMENTS

202-4 Effective May 1, 2000

202-5 Effective July 1, 2000

202-6 Effective January 19, 2005

202-7 Effective January 19, 2005

202-8 Effective May 16, 2005

202-9 Effective February 16, 2007

202-10 Effective February 16, 2007

202-11 Effective May 1, 2007

202-2 Effective October 1, 1980- formerly M&G

202-3 Effective October 1, 1980- formerly M&G

214-1 Effective January 1, 1969-formerly Connecticut General

214-2 Effective January 1, 1975-formerly Connecticut General

214-3 Effective September 1, 1985-formerly Connecticut General

296-1 Effective May 1, 1965-formerly North American Reassurance Company

296-2 Effective April 1, 1980-formerly North American Reassurance Company

296-3 Effective September 1, 1980-formerly North American Reassurance Company

296-4 Effective January 1, 1982-formerly North American Reassurance Company

Between

MINNESOTA LIFE INSURANCE COMPANY

of St. Paul, Minnesota

and

SWISS RE LIFE & HEALTH AMERICA INC.

of Hartford, Connecticut

Amendment Effective October 1, 2014

This Amendment made by and between Minnesota Life Insurance Company (hereinafter referred to as the Ceding Company) and Swiss Re Life & Health America Inc. (hereinafter referred to as the Reinsurer) hereby amends and becomes a part of the Reinsurance Agreements noted below.

The CLAIMS ARTICLE in the treaties noted below are hereby amended and will replace the current CLAIMS ARTICLE in its entirety effective October 1, 2014.

202-4 Effective May 1, 2000

202-5 Effective July 1, 2000

202-6 Effective January 19, 2005

202-7 Effective January 19, 2005

202-8 Effective May 16, 2005

202-9 Effective February 16, 2007

202-10 Effective February 16, 2007

202-11 Effective May 1, 2007

202-2 Effective October 1, 1980- formerly M&G

202-3 Effective October 1, 1980- formerly M&G

214-1 Effective January 1, 1969-formerly Connecticut General

214-2 Effective January 1, 1975-formerly Connecticut General

214-3 Effective September 1, 1985-formerly Connecticut General

296-1 Effective May 1, 1965-formerly North American Reassurance Company

296-2 Effective April 1, 1980-formerly North American Reassurance Company

296-3 Effective September 1, 1980-formerly North American Reassurance Company

296-4 Effective January 1, 1982-formerly North American Reassurance Company

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and Supplements attached.

In witness of the above, the Amendment is signed in duplicate on the dates and at the places indicated below.

MINNESOTA LIFE INSURANCE COMPANY		SWISS RE LIFE & HEALTH AMERICA INC.

Date:	December 14, 2014	Date:	11/24/2014
Place:	St. Paul, Minnesota	Place:	Fort Wayne, IN

	Jacob Jones, FSA	By:	Kyle Bauer, FSA
	(print or type)		(print or type)

By:	/s/ Jacob Jones	By:	/s/ Kyle Bauer
	(signature)		(signature)

Title:	Sr. Associate Actuary	Title:	VP

Attest:	Brenda Siebenaler	Attest:

CLAIMS

1.	NOTICE

When the Ceding Company is informed of a claim, it will promptly notify the Reinsurer of the claim. This notification will provide the Reinsurer with the following: The Name, Policy Number, Issue Date, Date of Birth, Date of Death (if known), Face Amount and reinsured Net Amount At Risk.

2.	PROOFS AND PAYMENT OF BENEFITS

The Ceding Company will examine and approve the claims and will send the Reinsurer notification of all paid claims. The Reinsurer agrees to accept the determination of the Ceding Company.

When the Ceding Company is requesting its share of the claim, the following proofs will be submitted to the Reinsurer with each claim: a copy of the death certificate, proof of the amount paid on such claim by the Ceding Company and a copy of the claimant’s statement and any additional information as requested. The Reinsurer will also pay its proportionate share of interest that the Ceding Company pays on the death benefit.

In every case of loss, copies of the proofs obtained by the Ceding Company will be taken by the Reinsurer as sufficient provided proofs are in accordance with the Ceding Company’s current claim practices.

The Reinsurer reserves the right to request, and the Ceding Company will send upon such request, documents on any claim reinsured under this Agreement.

3.	CLAIM REIMBURSEMENT

As soon as the Reinsurer receives proper claim notice, proof of the claim and the Death Claim Benefit Request Form, the Reinsurer shall within sixty days pay the reinsurance benefits due the Ceding Company. The claim benefits paid will be in a single sum, regardless of the Ceding Company’s settlement options.

When death claim benefits due from the Reinsurer are in default, the Ceding Company reserves the right to charge interest at the Prime Rate plus 2% as stated in the Wall Street Journal on January 1, prior to the date of the death claim. Claims benefits in default are defined as claim benefits not reimbursed within ninety (90) days of the claim benefit request.

For policies where the Ceding Company decides not to pay the claim, the procedures stated below under Section 4, Denials and Contested Claims will be followed.

4.	DENIALS AND CONTESTED CLAIMS

The Ceding Company will promptly notify the Reinsurer of its intent to deny, contest or compromise a claim reinsured under this Agreement. The Ceding Company will provide the Reinsurer with all papers for review. Within seven (7) days of receiving the papers, the Reinsurer must communicate its approval of the Ceding Company’s actions and agreement to be a party to the denial, contest, or compromise. Failure to respond to the Ceding Company within seven days constitutes approval and agreement by the Reinsurer.

If the Reinsurer declines to be a party to such denial, contest or compromise, the Reinsurer will discharge all of its liability by paying its proportionate share of reinsurance due the Ceding Company as if there had been no denial, contest or compromise. The Reinsurer will also pay its proportionate share of covered expenses incurred to the date it notifies the Ceding Company it declines to be a party.

5.	CLAIM EXPENSES

The Reinsurer will pay its share of reasonable investigation and legal expenses connected with the litigation or settlement of contractual liability claims, unless the Reinsurer has discharged its liability as described in section 4 above, the Reinsurer will not participate in any expenses after the date of discharge.

Claim expenses do not include routine claim and administration expenses, including the Ceding Company’s home office expenses

6.	MISSTATEMENT OF AGE OR SEX

If the amount of insurance changes because of a misstatement of age or sex classification, the Reinsurer’s share of liability will change proportionately. Reinsurance Premiums will be adjusted from the inception of the policy and any differences will be settled without interest.

7.	MISREPRESENTATION OR SUICIDE

If the Ceding Company returns Premium to the policyowner or beneficiary as a result of fraud or misrepresentation within the policy contestable period or as a result of the suicide of the insured, the Reinsurer will refund net reinsurance Premiums received on that policy without interest to the Ceding Company.

8.	EXTRA CONTRACTUAL OBLIGATIONS

Generally, the Reinsurer will not participate in and will not be liable to pay extra-contractual damages that are awarded against the Ceding Company as a result of an act, omission, or course of conduct committed solely by the Ceding Company, its agents, or representatives in connection with claims covered under this Agreement.

The parties recognize that circumstances may arise in which the Reinsurer would participate in extra-contractual damages. The Reinsurer will be liable for and reimburse the Ceding Company for the Reinsurer’s share of extra-contractual damages that result from actions approved in advance by the

Reinsurer unless the Reinsurer had discharged all of its liability. In such situations, the Reinsurer and the Ceding Company will share such damages in proportion to the original amount reinsured.

For purposes of this Agreement, the term “extra-contractual damages” will include, by way of example and not limitation:

1.	Actual and consequential damages;

2.	Damages for emotional distress or oppression;

3.	Punitive, exemplary or compensatory damages;

4.	Statutory damages, fines or penalties;

5.	Amounts in excess of the reinsured hereunder that the Ceding Company pays to settle a dispute or claim;

6.	Third-party attorney fees, cost and expenses.

9.	ACCELERATED BENEFIT AGREEMENT

The Reinsurer will not participate on any accelerated or advance payments made under an accelerated death benefit agreement. The Reinsurer will be notified at time of death and will pay its share of the reinsured net amount at risk as outlined above.

10.	CLAIMS PRACTICE

The Ceding Company is responsible for the investigating, contesting, compromising or litigating any Reinsured Policy claims in accordance with the applicable law and the policy terms. It is the Ceding Company’s sole decision to determine whether to investigate, contest, compromise or litigate a claim.

The Ceding Company acknowledges that it investigates claims with any of the following criteria:

a)	If the claim occurs within the contestable period as defined by the Reinsured policy; or

b)	If there is a reasonable question regarding the validity of the insured’s death or the authenticity of the proofs of death; or

c)	If the death occurs outside the U.S. or Canada; or

d)	If the insured is missing or presumed dead; or

e)	If there is a reasonable suspicion of fraud.

A claim investigation generally includes confirming proof of death, medical records to validate the insured’s medical disclosures for contestable or suspicion of fraud and, if material, financial condition at the time of Policy application. Investigations may also include obtaining police reports, coroner’s reports, financial records, or other information that would be appropriate under the circumstances.

The Ceding Company acknowledges that it does defend against claims meeting the following criteria:

a)	If a material misrepresentation is found in the Policy application during the policy’s contestable period and as allowed by applicable law; or

b)	If fraud is found; or

c)	If there is insufficient proof of death.

AMENDMENT NINE

TO

REINSURANCE AGREEMENT 202-9

Effective February 16, 2007

Between

MINNESOTA LIFE INSURANCE COMPANY

of St. Paul, Minnesota

and

SWISS RE LIFE & HEALTH AMERICA INC.

Of Hartford, Connecticut

This Amendment is effective January 1, 2013

This Amendment made by and between Minnesota Life and the Reinsurer hereby amends and becomes a part of the Agreement.

Schedule VII – Reinsurance Rates, is hereby amended and restated with Exhibit A attached to this Amendment, which will replace the current Schedule VII in its entirety to correct a typographical error for a facultative factor in the “Other Single Life Facultative Product Pay Percentage” table included in the current Schedule VII.

The premium factor error was for a Facultative Preferred Select NT – Issue Age 0-69. The factor should be 53%, not 59% as noted in prior amendments.

This amendment is effective January 1, 2013. No premium adjustments are required on policies using this factor table as the administration systems were correctly coded using 53%.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements. In witness of the above, the Amendment is signed in duplicate on the dates and at the places indicated below.

MINNESOTA LIFE INSURANCE COMPANY		SWISS RE LIFE & HEALTH AMERICA INC.

Date:	January 31, 2013	Date:	February 8, 2013
Place:	St. Paul, Minnesota	Place:	Fort Wayne, IN

	Jacob Jones, FSA	By:	Kyle Bauer, FSA
	(print or type)		(print or type)

By:	/s/ Jacob Jones	By:	/s/ Kyle Bauer
	(signature)		(signature)

Title:	Sr. Associate Actuary	Title:	Vice President

Attest:	Brenda Siebenaler	Attest:

AMENDMENT EIGHT

TO THE

REINSURANCE AGREEMENT

Dated February 16, 2007

Between

MINNESOTA LIFE INSURANCE COMPANY

of St. Paul, Minnesota

and

SWISS RE LIFE & HEALTH AMERICA INC.

of Hartford, Connecticut

Agreement Number 202-9

This Amendment is effective November 1, 2011

This Amendment made by and between Minnesota Life Insurance Company (hereinafter referred to as Minnesota Life) and Swiss Re Life and Health America Inc. (hereinafter referred to as Swiss Re) hereby amends and becomes a part of the Automatic Reinsurance Agreement effective February 16, 2007.

This Reinsurance Agreement is terminated and no new reinsurance shall be ceded under this Reinsurance Agreement for automatic or facultative policies issued on or after November 1, 2011. Schedule III- Business Covered, is attached to reflect this change.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and Supplements attached.

In witness of the above, the Amendment is signed in duplicate on the dates and at the places indicated below.

MINNESOTA LIFE INSURANCE COMPANY

Date:	August 13, 2012
Place:	St. Paul, Minnesota

By:	Jacob Jones
(print or type)

By:	/s/ Jacob Jones
(signature)

Title:	Sr. Associate Actuary

Attest:	/s/ Brenda Siebenaler
(signature)

SWISS RE LIFE & HEALTH AMERICA INC.

Date:	August 22, 2012
Place:	Fort Wayne, Indiana

By:
(print or type)

By:	/s/ Jeremy Larey
(signature)

Title:	VP

Attest:	/s/ Kyle Bauer
(signature)

AMENDMENT SEVEN

TO

REINSURANCE AGREEMENT 202-9

Effective February 16, 2007

Between

MINNESOTA LIFE INSURANCE COMPANY

of St. Paul, Minnesota

and

SWISS RE LIFE & HEALTH AMERICA INC.

Of Hartford, Connecticut

This Amendment is effective February 1, 2011

This Amendment made by and between Minnesota Life Insurance Company (hereinafter referred to as Minnesota Life) and Swiss Re Life & Health America Inc. (hereinafter referred to as the Reinsurer) hereby amends and becomes a part of the Automatic Reinsurance Agreement effective February 16, 2007.

Schedule III - Business Covered is hereby amended and will replace the current Schedule III in its entirety by the attached Schedule III to add the Eclipse Survivor Index Universal Life Product along with the reinsurable riders, EPA, EPA Choice, Single Life Term, Term Insurance Agreement, Interest Accumulation Agreement, First to Die Agreement and the Policy Split Agreement effective February 1, 2011.

Schedule V - Reinsurance Premiums is hereby amended and will replace the current Schedule V in its entirety to add a description for the new rider agreements.

Schedule VII - Reinsurance Rates is hereby amended and will replace the current Schedule VII in its entirety by the attached Schedule VII to include the reinsurance rates for Eclipse Survivor Index Universal Universal Life policies and rides ceded under this agreement on or after February 1, 2011.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements. In witness of the above, the Amendment is signed in duplicate on the dates and at the places indicated below

MINNESOTA LIFE INSURANCE COMPANY		SWISS RE LIFE & HEALTH AMERICA INC.

Date:	August 13, 2012	Date:	August 22, 2012
Place:	St. Paul, Minnesota	Place:	Fort Wayne, IN

	Jacob Jones, FSA	By:	Jeremy Lane
	(print or type)		(print or type)

By:	/s/ Jacob Jones	By:	/s/ Jeremy Lane
	(signature)		(signature)

Title:	Associate Actuary	Title:	VP

Attest:	Brenda Siebenaler	Attest:	Kyle Bauer

AMENDMENT SIX

TO

REINSURANCE AGREEMENT 202-9

Effective February 16, 2007

Between

MINNESOTA LIFE INSURANCE COMPANY

of St. Paul, Minnesota

and

SWISS RE LIFE & HEALTH AMERICA INC.

Of Hartford, Connecticut

This Amendment is effective November 1, 2010

This Amendment made by and between Minnesota Life Insurance Company (hereinafter referred to as Minnesota Life) and Swiss Re Life & Health America Inc. (hereinafter referred to as the Reinsurer) hereby amends and becomes a part of the Automatic Reinsurance Agreement effective February 16, 2007.

Schedule III - Business Covered is hereby amended and will replace the current Schedule III in its entirety by the attached Schedule III to add the Accumulator Universal Life product, the Term Insurance Agreement and the Exchange of Insured Agreement attached to it effective November 1, 2010. Schedule III is also amended to add the Interest Accumulation Agreement attached to the Eclipse and Accumulator products, retroactively back to March 1, 2008.

Schedule V - Reinsurance Premiums is hereby amended and will replace the current Schedule V in its entirety to add a description for the Interest Accumulation Agreement. The Accumulator Universal Life product and riders will use the reinsurance premiums as defined in Amendment Two -Schedule VII of this agreement.

Schedule VII - Reinsurance Rates is hereby amended and will replace the current Schedule VII in its entirety by the attached Schedule VII to include the reinsurance rates for Accumulator Universal Life for policies ceded under this agreement on or after November 1, 2010.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements. In witness of the above, the Amendment is signed in duplicate on the dates and at the places indicated below

MINNESOTA LIFE INSURANCE COMPANY		SWISS RE LIFE & HEALTH AMERICA INC.

Date:	May 16, 2011	Date:	May 17, 2011
Place:	St. Paul, Minnesota	Place:	Fort Wayne, Indianna

	Jacob Jones, FSA	By:	Jeremy Lane
	(print or type)		(print or type)

By:	/s/ Jacob Jones	By:	/s/ Jeremy Lane
	(signature)		(signature)

Title:	Associate Actuary	Title:	Vice President

Attest:	Brenda Siebenaler	Attest:	Kyle Bauer

AMENDMENT FIVE

TO

REINSURANCE AGREEMENT 202-9

Effective February 16, 2007

Between

MINNESOTA LIFE INSURANCE COMPANY

of St. Paul, Minnesota

and

SWISS RE LIFE & HEALTH AMERICA INC.

Of Hartford, Connecticut

This Amendment is effective February 1, 2010

This Amendment made by and between Minnesota Life Insurance Company (hereinafter referred to as Minnesota Life) and Swiss Re Life & Health America Inc. (hereinafter referred to as the Reinsurer) hereby amends and becomes a part of the Automatic Reinsurance Agreement effective February 16, 2007.

Schedule III - Business Covered is hereby amended and will replace the current Schedule III in its entirety by the attached Schedule III to add the Eclipse Protector IndexUniversal Life product and the Term Insurance Agreement attached to it effective February 1, 2010.

Schedule VII - Reinsurance Rates is hereby amended and will replace the current Schedule VII in its entirety by the attached Schedule VII to include the reinsurance rates for Eclipse Protector Indexed Universal Life and the Term Insurance Agreement attached to it for policies ceded under this agreement on or after February 1, 2010.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements. In witness of the above, the Amendment is signed in duplicate on the dates and at the places indicated below

MINNESOTA LIFE INSURANCE COMPANY		SWISS RE LIFE & HEALTH AMERICA INC.

Date:	March 4, 2010	Date:	April 12, 2010
Place:	St. Paul, Minnesota	Place:	Fort Wayne, Indianna

	Jacob Jones, FSA	By:	Jeremy Lane, FSA
	(print or type)		(print or type)

By:	/s/ Jacob Jones	By:	/s/ Jeremy Lane
	(signature)		(signature)

Title:	Associate Actuary	Title:	Vice President

Attest:	Brenda Siebenaler	Attest:	Kenneth Thieme

AMENDMENT FOUR

TO

REINSURANCE AGREEMENT 202-9

Effective February 16, 2007

Between

MINNESOTA LIFE INSURANCE COMPANY

of St. Paul, Minnesota

and

SWISS RE LIFE & HEALTH AMERICA INC.

Of Hartford, Connecticut

This Amendment is effective August 1, 2009

This Amendment made by and between Minnesota Life Insurance Company (hereinafter referred to as Minnesota Life) and Swiss Re Life & Health America Inc. (hereinafter referred to as the Reinsurer) hereby amends and becomes a part of the Automatic Reinsurance Agreement effective February 16, 2007.

Schedule III - Business Covered is hereby amended and will replace the current Schedule III in its entirety by the attached Schedule III to add the Secure Whole Life product and the Additional Insurance Agreement to this agreement effective August 1, 2009.

Schedule V - Reinsurance Premiums is hereby amended and will replace the current Schedule V in its entirety by the attached Schedule V to include reinsurance premiums for Secure Whole Life and the Additional Insurance Agreement attached to it for policies ceded under this agreement on or after August 1, 2009.

Schedule VII - Reinsurance Rates is hereby amended and will replace the current Schedule VII in its entirety by the attached Schedule VII to include the reinsurance rates for Secure Whole Life and the Additional Insurance Agreement ceded under this agreement on or after August 1, 2009.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements. In witness of the above, the Amendment is signed in duplicate on the dates and at the places indicated below

MINNESOTA LIFE INSURANCE COMPANY		SWISS RE LIFE & HEALTH AMERICA INC.

Date:	December 30, 2009	Date:	12/18/2009
Place:	St. Paul, Minnesota	Place:	Fort Wayne, Indiana

	Jacob Jones, FSA	By:	Jeremy Lane, FSA
	(print or type)		(print or type)

By:	/s/ Jacob Jones	By:	/s/ Jeremy Lane
	(signature)		(signature)

Title:	Associate Actuary	Title:	VP

Attest:	Brenda Siebenaler	Attest:	Kenneth Thieme

AMENDMENT THREE

TO

REINSURANCE AGREEMENT 202-9

Effective February 16, 2007

Between

MINNESOTA LIFE INSURANCE COMPANY

of St. Paul, Minnesota

and

SWISS RE LIFE & HEALTH AMERICA INC.

Of Hartford, Connecticut

This Amendment is effective February 1, 2009

This Amendment made by and between Minnesota Life Insurance Company (hereinafter referred to as Minnesota Life) and Swiss Re Life & Health America Inc. (hereinafter referred to as the Reinsurer) hereby amends and becomes a part of the Automatic Reinsurance Agreement effective February 16, 2007.

Schedule III - Business Covered is hereby amended and will replace the current Schedule III in its entirety by the attached Schedule III to add the Legacy Survivorship Universal Life product and the Estate Preservation Agreement rider to this agreement effective February 1, 2009.

Schedule V - Reinsurance Premiums is hereby amended and will replace the current Schedule V in its entirety by the attached Schedule V to include reinsurance premiums for Legacy Survivorship Universal Life and the Estate Preservation Agreement attached to it for policies ceded under this agreement on or after February 1, 2009.

Schedule VI - Automatic Acceptance Limits is hereby amended and will replace the current Schedule VI in its entirety by the attached Schedule VI to add an Initial Reinsurance Coverage Cession Amount effective January 1, 2008 and to add a comment pertaining to Legacy EPA and the Pool Binding Limit Table for new business ceded under this agreement on or after February 1, 2009.

Schedule VII - Reinsurance Rates is hereby amended and will replace the current Schedule VII in its entirety by the attached Schedule VII to revise the reinsurance rates for new business ceded under this agreement on or after February 1, 2009.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements. In witness of the above, the Amendment is signed in duplicate on the dates and at the places indicated below

MINNESOTA LIFE INSURANCE COMPANY		SWISS RE LIFE & HEALTH AMERICA INC.

Date:	February 25, 2009	Date:	3-30-09
Place:	St. Paul, Minnesota	Place:	Ft. Wayne, IN

	Jacob Jones, FSA	By:	Kenneth Thieme
	(print or type)		(print or type)

By:	/s/ Jacob Jones	By:	/s/ Kenneth Thieme
	(signature)		(signature)

Title:	Associate Actuary	Title:	Vice President
Attest:	Brenda Siebenaler	Attest:

AMENDMENT TWO

TO

REINSURANCE AGREEMENT 202-9

Effective February 16, 2007

Between

MINNESOTA LIFE INSURANCE COMPANY

of St. Paul, Minnesota

and

SWISS RE LIFE & HEALTH AMERICA INC.

Of Hartford, Connecticut

This Amendment is effective November 1, 2008

This Amendment made by and between Minnesota Life Insurance Company (hereinafter referred to as Minnesota Life) and Swiss Re Life & Health America Inc. (hereinafter referred to as the Reinsurer) hereby amends and becomes a part of the Automatic Reinsurance Agreement effective February 16, 2007.

Schedule III - Business Covered is hereby amended and will replace the current Schedule III in its entirety by the attached Schedule III to add and terminate products to this agreement effective November 1, 2008 due to 2001 CSO changes.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements. In witness of the above, the Amendment is signed in duplicate on the dates and at the places indicated below

MINNESOTA LIFE INSURANCE COMPANY AMERICA INC.		SWISS RE LIFE & HEALTH

Date:	November 3, 2008	Date:	11-26-08
Place:	St. Paul, Minnesota	Place:	Fort Wayne, Indianna

	Jacob Jones, FSA	By:	Kenneth Thieme
	(print or type)		(print or type)

By:	/s/ Jacob Jones	By:	/s/ Kenneth Thieme
	(signature)		(signature)

Title:	Associate Actuary	Title:	Vice President

Attest:	Brenda Siebenaler	Attest:

AMENDMENT ONE

TO

REINSURANCE AGREEMENT 202-9

Effective February 16, 2007

Between

MINNESOTA LIFE INSURANCE COMPANY

of St. Paul, Minnesota

and

SWISS RE LIFE & HEALTH AMERICA INC.

Of Hartford, Connecticut

This Amendment is effective January 1, 2008

This Amendment made by and between Minnesota Life Insurance Company (hereinafter referred to as Minnesota Life) and Swiss Re Life & Health America Inc. (hereinafter referred to as the Reinsurer) hereby amends and becomes a part of the Automatic Reinsurance Agreement effective February 16, 2007.

Schedule I - Reinsurance Specifications is hereby amended and will replace the current Schedule I in its entirety by the attached Schedule I to change the Reinsurer’s share effective January 1, 2008.

Schedule III - Business Covered is hereby amended and will replace the current Schedule V in its entirety by the attached Schedule III to add products and riders to this agreement effective January 1, 2008.

Schedule V - Reinsurance Premiums is hereby amended and will replace the current Schedule V in its entirety by the attached Schedule V to revise reinsurance rates for new business ceded under this agreement on or after January 1, 2008.

Schedule VI - Automatic Acceptance Limits is hereby amended and will replace the current Schedule VI in its entirety by the attached Schedule VI to revise the Pool Binding Limits and Jumbo Limit for new business ceded under this agreement on or after January 1, 2008.

Schedule VII - Reinsurance Rates is hereby amended and will replace the current Schedule VII in its entirety by the attached Schedule VII to revise the reinsurance rates for new business ceded under this agreement on or after January 1, 2008.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements. In witness of the above, the Amendment is signed in duplicate on the dates and at the places indicated below

MINNESOTA LIFE INSURANCE COMPANY		SWISS RE LIFE & HEALTH AMERICA INC.

Date:	July 15, 2008	Date:	8/21/08
Place:	St. Paul, Minnesota	Place:	Fort Wayne, Indiana

	Jacob Jones, FSA	By:	Drew Tindall
	(print or type)		(print or type)

By:	/s/ Jacob Jones	By:	/s/ Drew Tindall
	(signature)		(signature)

Title:	Associate Actuary	Title:	VP

Attest:	Brenda Siebenaler	Attest:

AMENDMENT ONE

TO

REINSURANCE AGREEMENT 202-9

Effective February 16, 2007

Between

MINNESOTA LIFE INSURANCE COMPANY

of St. Paul, Minnesota

and

SWISS RE LIFE & HEALTH AMERICA INC.

Of Hartford, Connecticut

This Amendment is effective January 1, 2008

This Amendment made by and between Minnesota Life Insurance Company (hereinafter referred to as Minnesota Life) and Swiss Re Life & Health America Inc. (hereinafter referred to as the Reinsurer) hereby amends and becomes a part of the Automatic Reinsurance Agreement effective February 16, 2007.

Schedule I – Reinsurance Specifications is hereby amended and will replace the current Schedule I in its entirety by the attached Schedule I to change the Reinsurer’s share effective January 1, 2008.

Schedule III – Business Covered is hereby amended and will replace the current Schedule V in its entirety by the attached Schedule III to add products and riders to this agreement effective January 1, 2008.

Schedule V – Reinsurance Premiums is hereby amended and will replace the current Schedule V in its entirety by the attached Schedule V to revise reinsurance rates for new business ceded under this agreement on or after January 1, 2008.

Schedule VI – Automatic Acceptance Limits is hereby amended and will replace the current Schedule VI in its entirety by the attached Schedule VI to revise the Pool Binding Limits and Jumbo Limit for new business ceded under this agreement on or after January 1, 2008.

Schedule VII – Reinsurance Rates is hereby amended and will replace the current Schedule VII in its entirety by the attached Schedule VII to revise the reinsurance rates for new business ceded under this agreement on or after January 1, 2008.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements. In witness of the above, the Amendment is signed in duplicate on the dates and at the places indicated below

MINNESOTA LIFE INSURANCE COMPANY		SWISS RE LIFE & HEALTH AMERICA INC.

Date:	July 15, 2008	Date:	8/21/08

Place:	St. Paul, Minnesota	Place:	Fort Wayne, Indiana

	Jacob Jones, FSA	By:	Drew Tindall
	(print or type)		(print or type)

By:	/s/ Jacob Jones	By:	/s/ Drew Tindall
	(signature)		(signature)

Title:	Associate Actuary	Title:	VP

Attest:	Brenda Siebenaler	Attest:

REINSURANCE AGREEMENT

Number 202-9

BETWEEN

MINNESOTA LIFE INSURANCE COMPANY

(HEREINAFTER CALLED THE “CEDING COMPANY”)

of St. Paul, Minnesota, U.S.A

AND

SWISS RE LIFE & HEALTH AMERICA INC.

(HEREINAFTER CALLED THE “REINSURER”)

of Hartford, Connecticut, U.S.A.

Effective February 16, 2007

TABLE OF CONTENTS

ARTICLE	Title	PAGE

I	Parties to the Agreement	1
II	Commencement and Termination of Reinsurance	1
III	Scope	2
IV	Coverage	4
V	Underwriting Guidelines	6
VI	Assignment or Transfer	7
VII	Liability	7
VIII	Retention and Recapture	8
IX	Reinsurance Premiums and Allowances	9
X	Reserves	9
XI	Terminations and Reductions	9
XII	Policy Alterations	10
XIII	Policy Administration and Premium Accounting	12
XIV	Claims	13
XV	Offset	18
XVI	Arbitration	18
XVII	Insolvency	20
XVIII	Right to Inspect	22
XIX	Unintentional Errors, Misunderstandings or Omissions	22
XX	Choice of Law and Forum	23
XXI	Good Faith	23
XXII	Confidentiality	24
XXIII	Alterations to the Agreement	25
XXIV	Compliance with Laws	25
XXV	Severability	25
XXVI	Execution of the Agreement	26

Schedules
I	Reinsurance Specifications
II	Ceding Company Maximum Limit of Retention
III	Business Covered
IV	Temporary Insurance Agreement
V	Reinsurance Premiums
VI	Automatic Acceptance Limits
VII	Reinsurance Rates
VIII	Reinsurance Billing Administration
IX	Sample Policy Exhibit
X	Definitions
XI	Business Guidelines

ARTICLE I

PARTIES TO THE AGREEMENT

Reinsurance required by the Ceding Company will be assumed by the Reinsurer as described in the terms of this Agreement.

This is an Agreement solely between the Reinsurer and the Ceding Company. In no instance will anyone other than the Reinsurer or the Ceding Company have any rights under this Agreement, and the Ceding Company is and will remain solely liable to any insured, policy owner, or beneficiary under the Original Policies reinsured hereunder. The Ceding Company agrees that it will not make the Reinsurer a party to any litigation between any such third party and the Ceding Company. The Ceding Company will not use the Reinsurer’s name with regard to the Ceding Company’s agreements or transactions with these third parties, unless the Reinsurer gives prior approval for the use of its name.

ARTICLE II

COMMENCEMENT, TERMINATION AND CONTINUANCE OF

REINSURANCE

1.	AGREEMENT COMMENCEMENT

This Agreement is effective as of the date shown in Schedule I and applies to all eligible policies with issue dates on or after such date and to eligible policies applied for on or after such date that were backdated.

2.	AGREEMENT TERMINATION

This Agreement will be in effect for an indefinite period and may be terminated as to new reinsurance at any time by either party giving ninety (90) days’ written notice of termination. The day the notice is mailed to the other party’s Home Office, or, if the mail is not used, the day it is delivered to the other party’s Home Office or to an Officer of the other party will be the first day of the ninety (90) day period. During the ninety-(90) day period, this Agreement will continue to operate in accordance with its terms.

If the Reinsurer has made a facultative offer and the Ceding Company has accepted that facultative offer before the termination of this Agreement, the Reinsurer will be liable even if the effective date of the policy falls beyond the termination date of this Agreement.

3.	POLICY TERMINATION

If the Policy is terminated by death, lapse, surrender or otherwise, the reinsurance will terminate on the same date. If premiums have been paid on the reinsurance for a period beyond the termination date, refunds will follow the terms as shown in Schedule I.

If the Policy continues in force without payment of premium during any days of grace pending its surrender, whether such continuance is a result of a Policy provision or a mutually agreed upon practice of the Ceding Company, the reinsurance will also continue without payment of premium.

If the Policy continues in force because of the operation of an Automatic Premium Loan provision, extended term insurance or other such provision by which the Ceding Company receives compensation for its risk, then the reinsurance will also continue and the Ceding Company will pay the Reinsurer the reinsurance premium for the period to the date of termination.

4.	CONTINUATION OF REINSURANCE

On termination of this Agreement in accordance with the provisions in section two of this Article, the reinsurance ceded will remain in force subject to the terms and conditions of this Agreement, unless otherwise agreed by both parties in writing.

ARTICLE III

SCOPE

1.	RETENTION OF THE CEDING COMPANY

The type and amount of the Ceding Company’s retention on any one life is shown in Schedule II. In determining the retention on each case, any additional benefits on the same life will be taken into account, as will the death benefit under any other policies existing at the time of commencement of the policy ceded under this Agreement.

The Ceding Company may change its retention with respect to future new business at any time. The Ceding Company will promptly notify the Reinsurer of such change and its effective date. The Ceding Company may not reinsure the retained amounts specified in Schedule II on any basis without the Reinsurer’s prior written notice.

2.	THE REINSURER’S SHARE

The Reinsurer’s Share is as shown in Schedule I.

3.	BASIS OF REINSURANCE

Products and Riders listed in Schedule III will be reinsured under this Agreement on the basis described in Schedule II.

4.	REINSURANCE PREMIUMS

The Ceding Company will pay the Reinsurer the premium rates as described in Schedule V.

5.	REINSURANCE ALLOWANCES

The Reinsurer will pay to the Ceding Company the reinsurance allowance, if any, as shown in Schedule V. If any reinsurance premiums or installments of reinsurance premiums are returned to the Ceding Company, any corresponding reinsurance allowance previously credited to the Ceding Company, will be reimbursed to the Reinsurer.

6.	PREMIUM RATE GUARANTEE

Premium Rate Guarantees, if any, are shown in Schedule V.

7.	POLICY FEES

Policy fees, if any, are shown in Schedule V.

8.	TAXES

Taxes, if any, are shown in Schedule I.

9.	EXPERIENCE REFUND

If an experience refund is payable under this Agreement, the conditions and formula are as shown in Schedule V.

10.	EXPENSE OF THE ORIGINAL POLICY

The Ceding Company will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the original policy.

ARTICLE IV

COVERAGE

AUTOMATIC PROVISIONS:

For each risk on which reinsurance is ceded, the Ceding Company’s retention at the time of issue will take into account both currently issued and previously issued policies.

The Ceding Company must cede and the Reinsurer must automatically accept reinsurance, if all of the following conditions are met for each life:

1.	RETENTION

The Ceding Company will retain a percentage of the risk for the Products and Riders noted in Schedule III up to the Ceding Company’s Maximum Limit of Retention as noted in Schedule II; and

2	AUTOMATIC ACCEPTANCE LIMITS

The age, minimum reinsurance amount, pool binding limits and jumbo limits as shown in Schedule VI have been met; and

3.	UNDERWRITING

The risk is underwritten according to the Ceding Company’s Underwriting Guidelines; and the Ceding Company has never made facultative application for reinsurance on the same life to the Reinsurer or any other Reinsurer unless the reason for the previous facultative submission was for exceeding Automatic Acceptance Limits. Automatic Reinsurance does not include policies issued under simplified underwriting or guaranteed issues, short form applications or external policy exchanges: and

4.	PREMIUM FINANCING OR THIRD PARTY INVESTMENT PROGRAMS

To the best of the Ceding Company’s knowledge, the Policy is not purchased as part of a premium financing program or third party investment program, unless such programs have been approved by the Reinsurer. Program for purposes of this Article shall mean marketing or distributing Policies for the purpose of premium financing or third party investment programs, or a coordinated effort to acquire such policies financed by third parties; and

5.	RESIDENCE

The risk is a permanent resident of the Countries as shown in Schedule I.

If, for a given application, the Ceding Company cannot comply with the automatic reinsurance conditions described above, or if the Ceding Company submits the application to other Reinsurers for their facultative assessment, the Ceding Company can submit this application to the Reinsurer on a facultative basis.

FACULTATIVE PROVISIONS:

The Reinsurer’s liability for facultative reinsurance will begin simultaneously with the Ceding Company’s contractual liability if the Ceding Company has accepted, during the lifetime of the insured, the Reinsurer’s offer of coverage. However, the Reinsurer will be bound to facultative policies that are placed with the Reinsurer by the Ceding Company in accordance with the Ceding Company’s reasonable documented facultative acceptance procedures.

The Reinsurer will have no liability for any application submitted for facultative consideration if the Reinsurer declined facultative coverage or made an offer of coverage that was not accepted by the Ceding Company as required by the terms of this Agreement.

The Ceding Company will send copies of the original applications, all medical reports, inspection reports, attending physician’s statement, and any additional information pertinent to the insurability of the risk to the Reinsurer. Initial minimum facultative shopping amounts are defined in Schedule I. For policies which contain a guarantee increase, the Ceding Company will inform the Reinsurer of that fact. The Ceding Company will also notify the Reinsurer of any underwriting information requested or received after the initial request for reinsurance is made.

On a timely basis, the Reinsurer will submit a written decision to the Ceding Company. The Reinsurer’s offer on facultative submissions will expire after 120 days from the date of the Reinsurer’s final offer. On an individual case, the 120 day period may be shorter or longer if the Reinsurer specifies a different period in its final offer. For all risks, acceptance of the offer according to the rules of the Ceding Company must occur within 120 days of the Reinsurer’s final offer.

ARTICLE V

UNDERWRITING GUIDELINES

1.	GENERAL

The risk is underwritten according to the Ceding Company’s Underwriting Guidelines which have been reviewed and agreed to by the Reinsurer. It is understood and agreed that the Reinsurer will generally accept Ceding Company’s underwriting decisions as long as Ceding Company’s underwriters act in good faith and consistent with Ceding Company’s underwriting guidelines and manual, age and amount requirements and control procedures. Occasional mistakes in mortality assessment will be accepted for automatic reinsurance by the Reinsurer provided such mistakes are not systematic or part of a pattern that evidences disregard for the company’s underwriting guidelines. Reasonable underwriter discretion, which may deviate from the underwriting guidelines or other requirements when deemed warranted and appropriate by the Ceding Company underwriter exercising his or her professional judgment, will also be accepted for automatic reinsurance by the Reinsurer provided that the final underwriting assessment is consistent with the expected mortality level of that underwriting classification.

Notwithstanding the foregoing, business exceptions are not covered by the automatic provisions of this Agreement unless approved in advance by the Reinsurer. A business exception is a risk intentionally accepted by the Ceding Company without a sound basis for accepting the risk based on currently available underwriting evidence, including the waiving of normal age and amount requirements without justification. In determining whether there is justification for waiving underwriting requirements, the Ceding Company’s underwriter may exercise reasonable judgment in assessing the protective value versus the additional cost, inconvenience or availability of the requirement in question.

2.	CHANGES TO UNDERWRITING GUIDELINES

The Ceding Company reserves the right to revise the Underwriting Guidelines from time to time. For any material change to the Underwriting Guidelines, the Ceding Company agrees to provide twenty (20) days’ written notice to the Reinsurer, and the Reinsurer agrees to provide its decision in writing with regard to the proposed change within twenty (20) days from the date of the Reinsurers acknowledged receipt of such knowledge. The Reinsurer’s failure to respond within twenty (20) days will constitute its acceptance of these changes.

ARTICLE VI

ASSIGNMENT OR TRANSFER

Neither this Agreement nor any new or inforce reinsurance under this Agreement, may be sold, transferred, assumption reinsured or assigned in whole or in part by either the Ceding Company or the Reinsurer without the prior written approval of the other party. The Ceding Company and the Reinsurer reserve the right at their option, to terminate their liability for inforce reinsurance, if written approval is not obtained. Nothing herein shall prohibit the Reinsurer from retroceding or transferring risk associated with the Agreement to other parties.

ARTICLE VII

LIABILITY

The liability of the Reinsurer for all claims automatically reinsured and all claims arising after facultative acceptance as described in Article IV will commence and cease simultaneously with that of the Ceding Company.

The Reinsurer will be liable under the Ceding Company’s Temporary Insurance Agreement as noted in Schedule IV.

This Agreement covers policies directly issued by the Ceding Company and does not cover the following unless specified elsewhere:

a)	Noncontractual conversions, replacements, exchanges or group conversions that were not previously reinsured with the Reinsurer.

b)

Policies issued under a program where full current evidence of insurability consistent with the amount of insurance is not obtained, or where conventional selection criteria are not applied in underwriting the risk without prior approval: or

c)	Any conversion of a previously issued policy that had been reinsured with another Reinsurer.

Each reinsured policy must provide for the maximum periods of suicide and contestability protection permitted by applicable law.

ARTICLE VIII

RETENTION AND RECAPTURE

If the Ceding Company changes its limit of retention as shown in Schedule II, ninety (90) days written notice of the change will promptly be given to the Reinsurer. At the option of the Ceding Company, a corresponding reduction may be made in the reinsurance inforce under this Agreement on all risks. If the Ceding Company decreases its retention limit, no reinsurance may be ceded on an automatic basis until the parties have reviewed and either expressly affirmed or revised the terms specified in Schedule I and the Automatic Acceptance Limits set out in Schedule VI. If the Ceding Company increases its retention, it may apply the new limits of retention to existing reinsurance and reduce and recapture reinsurance inforce in accordance with the following rules:

1.	The policy has been reinsured under this Agreement and in force for the minimum period shown in Schedule I.

2.

Recapture will become effective on the policy anniversary date following written notification of the Ceding Company’s intent to recapture unless agreed otherwise by both parties. For a conversion or re-entry, the recapture terms of the original policy will apply and the duration for the recapture period will be measured from the effective date of the original policy.

3.	The Ceding Company retained its maximum limit of retention for the plan, age and mortality rating at the time the policy was issued under this Agreement and in accordance with Schedule I.

4.

All reinsurance eligible for recapture, under the provisions of this Article, must be recaptured. The amount of reinsurance eligible for recapture will be the difference between the amount originally retained and the amount the Ceding Company would have retained on the same quota share basis had the new retention been in effect at the time of issue.

5.	If there is reinsurance with other reinsurers on risks eligible for recapture, the necessary reduction is to be applied to each company in proportion to the total outstanding reinsurance.

Effective as of the recapture date, the Reinsurer will not be liable for any eligible business for recapture which was overlooked. Special recapture on facultative business may be allowed under mutually agreed upon terms and conditions.

ARTICLE IX

REINSURANCE PREMIUMS AND ALLOWANCES

1.	LIFE REINSURANCE

Premiums are shown in Schedule V.

2.	SUBSTANDARD PREMIUMS

Premiums will be increased by any (flat) extra premium as shown in ScheduleV, charged the insured on the face amount reinsured. Additional substandard table extras increased on a per table basis are based upon the current net amount at risk.

3.	RIDER BENEFITS

The Reinsurer will receive premiums for additional riders as shown in Schedule V, as well as for any extra premiums the Ceding Company may collect for the coverage of special risks (traveling, climate, occupation, etc.).

ARTICLE X

RESERVES

Reserve requirements of the Ceding Company, if any, are as shown in Schedule I.

ARTICLE XI

TERMINATIONS AND REDUCTIONS

1.	If insurance reinsured under this Agreement is terminated, the reinsurance for the individual risk is terminated at the same time.

2.

If automatic insurance reinsured under this Agreement is reduced, the Ceding Company will reduce reinsurance on that life. The reinsured amount on the life with all Reinsurers will be reduced effective on the same date, by the amount required so that the Ceding Company maintains its retention as defined under this Agreement.

3.	If facultative insurance reinsured under this Agreement is reduced, the reinsurance for the individual risk involved will be reduced proportionately on the effective date of reduction.

4.

If the reinsurance amount is reinsured with multiple reinsurers, the reinsurance will be reduced by the ratio of the amount of reinsurance in each company to the total outstanding reinsurance on the risk involved.

ARTICLE XII

POLICY ALTERATIONS

1.	INCREASES

Underwritten Increases: If the amount of insurance is increased as a result of an underwritten change, the increase will be considered new reinsurance under this Agreement The Reinsurer’s approval is required if the original policy was reinsured on a facultative basis or if the new amount will cause the reinsured amount on the life to exceed either the Pool Binding Limits or the Jumbo Limit shown in Schedule VI. The suicide and contestability periods for the increased amount are based on the reissued policy date.

Non-Underwritten Increases: For policies reinsured on an automatic basis, reinsurance on non-underwritten increases will be accepted up to the Pool Binding Limits as shown in Schedule VI provided that such increases are contractual and the Ceding Company’s guidelines do not require that full evidence be obtained. For policies reinsured on a facultative basis, reinsurance will follow the parameters outlined in the Reinsurer’s facultative offer. Reinsurance premiums for non- underwritten increases are described in Schedule V.

2.	REINSTATEMENT

Any policy originally reinsured on an automatic basis in accordance with the terms and conditions of this Agreement by the Ceding Company may be automatically reinstated with the Reinsurer. Any reinstatement originally reinsured with the Reinsurer on a facultative basis that requires underwriting will be submitted with the underwriting requirements and approved by the Reinsurer before it is reinstated. The Ceding Company will pay the Reinsurer all reinsurance premiums to the same extent as the Ceding Company received the insurance premiums under the particular policy.

3.	EXTENDED TERM AND REDUCED PAID-UP

Extended Term: If the original policy lapses and extended term insurance is elected under the terms of the policy, reinsurance will continue on the same basis as under the original policy until the expiry of the extended term.

Reduced Paid-Up: If the original policy lapses and reduced paid-up insurance is elected under the terms of the policy, the amount reinsured will be reduced in accordance with Article XI.

4.	CONTRACTUAL OR NONCONTRACTUAL CONVERSIONS

A contractual or noncontractual conversion is a coverage that replaces all or part of a policy issued earlier by the Ceding Company and reinsured by the Reinsurer under this Agreement.

The Reinsurer will continue to reinsure the risk resulting from the contractual or noncontractual conversion of any coverage reinsured under this Agreement, in an amount not to exceed the original amount reinsured.

If the product to which the original coverage is converting is reinsured by the Reinsurer, either under this Agreement or under a different Agreement, reinsurance premium rates for the coverage will be those contained in the Agreement that covers the product to which the original policy is converting. However, if the new product is not reinsured by the Reinsurer, reinsurance premiums for a policy resulting from a contractual or noncontractual conversion will use the rates shown in Schedule V.

Reinsurance premiums and any allowances for conversions will be on a point in scale basis from the original issue age of the policy.

5.	UNDERWRITING CLASSIFICATION

For automatic risks, the Ceding Company may reduce the rating classification or change the tobacco classification. For facultative risks, reductions to the rating classification will be subject to the facultative provisions of Article IV. The Reinsurer will except the Ceding Company’s tobacco usage reconsideration practices and decisions on facultative risks.

ARTICLE XIII

POLICY ADMINISTRATION AND PREMIUM ACCOUNTING

1.	ACCOUNTING PERIOD

Reinsurance premiums will be paid annually in advance according to the bill frequency in Schedule I. The Ceding Company will self administer all reinsurance under this Agreement. Renewal premium will be due within sixty (60) days of anniversary processing. New business premium is due within one hundred twenty (120) days of the date the coverage is issued.

2.	PAYMENT OF BALANCES

The Ceding Company will calculate the amount of reinsurance premium due and within sixty (60) days after the last day of each billing period will send the Reinsurer a statement that contains the information shown in Schedule VIII, including any premiums due for that period.

If an amount is due the Ceding Company, the Reinsurer will remit that amount to the Ceding Company within thirty (30) days of receipt of the statement.

3.	BALANCES IN DEFAULT

When balances are in default, each party reserves the right to charge interest at the Prime Rate plus 2% as stated in the Wall Street Journal on January 1, prior to the due date of the premium when premium is delinquent.

The payment of reinsurance premiums is a condition precedent to the liability of the Reinsurer for reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid within sixty (60) days after the last day of each billing month, the Reinsurer will have the right to terminate the reinsurance for all coverages having reinsurance premiums in arrears. If the Reinsurer elects to exercise its right of termination, it will give the Ceding Company thirty (30) days written notice of its intention. Such notice will be sent by certified mail. The Reinsurer’s right to terminate reinsurance will not prejudice its right to collect premiums and interest for the period reinsurance was in force, through and including the notice period.

Terminated reinsurance may be reinstated, subject to approval by the Reinsurer, within sixty (60) days of the date of termination, and upon payment of all reinsurance premiums in arrears including any interest accrued thereon.

The Ceding Company will not force termination under the provisions of this section to avoid the recapture requirements or to transfer the block of business to another Reinsurer.

ARTICLE XIV

CLAIMS

1.	NOTICE

The Ceding Company is responsible for the settlement of claims in accordance with applicable law and policy terms. It is the Ceding Company’s sole decision to determine whether a claim is payable under the policy.

When the Ceding Company is informed of a claim, it will promptly notify the Reinsurer of the claim, but in any event not later than 12 months after the Ceding Company receives notice of a claim on a reinsured policy. This notification will provide the Reinsurer with the following: The Name, Policy Number, Issue Date, Date of Birth, Date of Death (if known), Cause of Death (if known), Face Amount, Net Amount At Risk and an Auto/Fac indicator.

As a condition to the Reinsurer’s obligation to pay a claim, before making a claim decision or settlement offer, the Ceding Company will seek the Reinsurer’s recommendation on such matters to the extent specified in section 3, Claim Administration.

2.	PROOFS AND PAYMENT OF BENEFITS

The Reinsurer will be liable to the Ceding Company for its share of the benefits owed under the express contractual terms of the reinsured Policies and reinsured Riders and as specified under the terms of this Agreement and as required by state law. The Reinsurer will not participate in any ex gratia payments made by the Company (i.e., payments the Ceding Company is not required to make under the reinsured policies and reinsured riders).

The Ceding Company will examine and approve the claims and will send the Reinsurer notification of all paid claims.

When requesting its share of the claim, the following proofs will be submitted to the Reinsurer with each claim. A copy of the death certificate, proof of the amount paid on such claim by the Ceding Company and a copy of the claimant’s statement will be furnished to the Reinsurer as proofs when requesting its share of the claim. The Reinsurer will also pay its proportionate share of interest that the Ceding Company is required to pay on the death benefit.

In every case of loss, copies of the proofs obtained by the Ceding Company will be taken by the Reinsurer as sufficient provided proofs are in accordance with the Ceding Company’s current claim practices.

The Reinsurer reserves the right to request, and the Ceding Company will send documents on any claim reinsured under this Agreement.

3.	CLAIM ADMINISTRATION

Non-contestable Claims:

The Ceding Company will examine and approve all claims which occur outside of the contestable period and will send the Reinsurer notification of all paid claims.

Contestable Claims:

The Ceding Company will provide information to the Reinsurers as follows:

For contestable claim amounts reinsured automatically for less than $500,000 face amount and where the death occurred inside the U.S. and Canada, the Ceding Company will examine and approve the claim settlement.

For contestable claim amounts reinsured automatically with face amounts greater than or equal to $500,000, and all contestable claim amounts reinsured facultatively and any contestable claims where the death occurs outside the United States or Canada, or the claims is one for which there is no body (i.e., the insured is missing and presumed dead), the Ceding Company will submit all underwriting and investigative papers in connection with the claim, along with the Ceding Company’s decision regarding the claim. The Reinsurer will then review the papers and respond to the Ceding Company with its comments within seven days in writing.

If the Reinsurer discovers that the Ceding Company’s claims paying practices and procedures differ materially from those performed at the inception of the Agreement or from the Underwriting Guidelines, then, in addition to any other remedies, the Reinsurer may, with 30 days’ written notice, adjust the threshold amounts specified above. However, the Ceding Company will have 30 days to remedy its claims paying practices and procedures prior to adjustment of the threshold amounts.

Claim Payments:

As soon as the Reinsurer receives proper claim notice, proof of the claim and the Death Claim Benefit Request Form, the Reinsurer shall within sixty days pay the undisputed reinsurance benefits due the Ceding Company. The claim benefits paid will be in a single sum, regardless of the Ceding Company’s settlement options. The Reinsurer will make payment to the Ceding Company for each such claim.

When death claim benefits due from the Reinsurer are in default, the Ceding Company reserves the right to charge interest at the Prime Rate plus 2% as stated in the Wall Street Journal on January 1, prior to the date of the death claim. Claims benefits in default are defined as claim benefits not reimbursed within ninety (90) days of the claim benefit request.

For policies where the Ceding Company decides not to pay the claim, the procedures stated below under Section 4, Denials and Contested Claims, of this Article, will be followed.

4.	DENIALS AND CONTESTED CLAIMS

The Ceding Company will promptly notify the Reinsurer of its intent to deny, contest or compromise a claim reinsured under this Agreement. The Ceding Company will provide the Reinsurer with all papers for review. Within seven (7) business days of receiving the papers, the Reinsurer must communicate in writing its agreement to be a party to the denial, contest, or compromise. If the Reinsurer agrees to participate, then the Ceding Company will continue to send updates as they are received, and the Reinsurer will share proportionally in any reduction or increase in liability subject to the Extra Contractual Damages section below.

If the Reinsurer declines to be a party to such denial, contest or compromise, the Reinsurer will discharge all of its liability by paying its proportionate share of reinsurance due the Ceding Company as if there had been no denial, contest or compromise. The Reinsurer will also pay its proportionate share of covered expenses incurred to the date it notifies the Ceding Company it declines to be a party. The Reinsurer will also not share in any subsequent reduction or increase in liability incurred by the Ceding Company.

5.	CLAIM EXPENSES

The Reinsurer will pay its share of reasonable investigation and legal expenses connected with the litigation or settlement of contractual liability claims, unless the Reinsurer has discharged its liability as described in section 4 above, the Reinsurer will not participate in any expenses after the date of discharge.

Claim expenses do not include routine claim and administration expenses, including the Ceding Company’s home office expenses. Expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds of benefits that the Ceding Company admits are payable are not a claim expense under this Agreement.

6.	MISSTATEMENT OF AGE OR SEX

If the amount of insurance changes because of a misstatement of age or sex classification, the Reinsurer’s share of liability will change proportionately. Reinsurance premiums will be adjusted from the inception of the policy and any differences will be settled without interest.

7.	MISREPRESENTATION OR SUICIDE

If the Ceding Company returns premium to the policyowner or beneficiary, or an amount substantially equal to the premiums paid to the Ceding Company, as a result of fraud or misrepresentation within the policy contestable period or as a result of the suicide of the insured, the Reinsurer will refund net reinsurance premiums received on that policy without interest to the Ceding Company in lieu of any other form of reinsurance benefit payable under this Agreement.

8.	EXTRA CONTRACTUAL OBLIGATIONS

The Reinsurer will not participate in and will not be liable to pay extra-contractual damages that are awarded against the Ceding Company as a result of an act, omission, or course of conduct committed solely by the Ceding Company, its agents, or representatives in connection with claims covered under this Agreement.

However, the parties recognize that circumstances may arise in which the Reinsurer would participate in extra-contractual damages. The Reinsurer will be liable for and reimburse the Ceding Company for the Reinsurer’s share of extra-contractual damages that result from actions approved in advance and in writing by the Reinsurer unless the Reinsurer had discharged all of its liability. In such situations, the Reinsurer and the Ceding Company will share such damages in proportion to the original amount reinsured.

The Reinsurer will not be liable for any extra-contractual obligations resulting from the Ceding Company’s failure to implement agreed upon claims actions, such as failure to file timely pleadings or meeting court or statutory deadlines, etc.

For purposes of this Agreement, the term “extra-contractual damages” will include, by way of example and not limitation:

1.	Actual and consequential damages;

2.	Damages for emotional distress or oppression;

3.	Punitive, exemplary or compensatory damages;

4.	Statutory damages, fines or penalties;

5.	Amounts in excess of the amount reinsured hereunder that the Ceding Company pays to settle a dispute or claim;

6.	Third-party attorney fees, cost and expenses.

9.	ACCELERATED BENEFIT AGREEMENT

The Reinsurer will not participate on any accelerated or advance payments made under an accelerated death benefit agreement. The Reinsurer will be notified at time of death and will pay its share of the reinsured net amount at risk as outlined above.

10.	CLAIMS PRACTICES

The Ceding Company is responsible for the investigating, contesting, compromising or litigating any Reinsured Policy claims in accordance with applicable law and policy terms. It is the Ceding Company’s sole decision to determine whether to investigate, contest, compromise or litigate a claim.

The Ceding Company acknowledges that it investigates claims with any of the following criteria:

a) If the claim occurs within the contestable period as defined by the Reinsured Policy; or

b) If there is a reasonable question regarding the validity of the insured’s death or the authenticity of the proofs of death; or

c) If the death occurs outside the United States or Canada; or

d) If the insured is missing or presumed dead; or

e) If there is a reasonable suspicion of fraud.

A claim investigation generally includes confirming proof of death, medical records to validate the insured’s medical disclosures for contestable or suspicion of fraud and, if material, financial condition at the time of Policy application. Investigations may also include obtaining police reports, coroner’s reports, financial records, or other information that would be appropriate under the circumstances.

The Ceding Company acknowledges that it does defend against claims meeting the following criteria:

f) If a material misrepresentation is found in the Policy application during the policy’s contestable period and as allowed by applicable law; or

g) If fraud is found; or

h) If there is insufficient proof of death.

ARTICLE XV

OFFSET

Any amounts due, by either of the parties to this Agreement, whether they arise out of this Agreement, or out of any other reinsurance relationship between the parties, may be offset and only the balance will be allowed or paid. This right will continue to exist after the termination of this Agreement, or of any business relationship between the parties. This right to offset is not diminished by the insolvency of either party.

ARTICLE XVI

ARBITRATION

1.	GENERAL

The parties agree to act with the highest good faith. However, if the parties cannot mutually resolve a dispute or claim, which arises out of, or in connection with this Agreement, including its formation and validity, and whether arising during, or after the period of this Agreement and the dispute cannot be resolved through Issue Resolution as described below, the dispute will be decided through arbitration as a precedent to any right of action hereunder.

As a condition to the parties’ right to arbitration under this Agreement, either the Ceding Company or the Reinsurer will give written notification to the other party of any dispute relating to or arising from this Agreement, including, but not limited to, the formation or breach thereof.

2.	ISSUE RESOLUTION

In the event of a dispute arising out of or relating to this Agreement, the parties agree to the following process of issue resolution. Within 15 days of notification, both parties must designate an officer of their respective companies to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as soon as possible and as often as necessary to attempt to negotiate a resolution of the dispute. During the negotiation process, all reasonable requests made for information concerning the dispute will be promptly honored. The format for discussions will be determined mutually by the officers.

If these officers are unable to resolve the dispute within 30 days of their first meeting, the parties may agree in writing to extend the negotiation period for an additional 30 days. If the matter is not resolved within 30 days of the first meeting or the additional 30 day period, if any, then either party may demand arbitration as documented below.

The discussions and all information exchanged for the purposes of such discussions will be confidential and without prejudice.

If a resolution cannot be reached as documented above, the dispute or claim will be referred to an arbitration tribunal (a group of three arbitrators), and settled through arbitration.

3.	NOTICE OF ARBITRATION

To initiate arbitration, either party will notify the other party by Certified Mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party, to which the notice is sent, will respond to the notification in writing, within ten (10) days of its receipt. Failure to respond in a timely manner to the notice will be deemed a breach of this Agreement, enforceable within an applicable court of law.

4.	PROCEDURE

Each of the two parties will appoint one arbitrator. The arbitrators will be individuals, other than from the contracting companies and/or affiliates of the contracting companies, including those who have retired, with more than ten (10) years insurance or reinsurance experience within the industry.

Notice of the appointment of these arbitrators will be given by each party to the other party within thirty (30) days of the date of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, but no longer than 45 days after the day of the mailing of the notification initiating the arbitration, then select the third arbitrator.

In the event that either party should fail to choose an arbitrator within thirty (30) days after the other party has given notice of its arbitrator appointment, the party which has already appointed an arbitrator may choose an additional arbitrator, and the two shall, in turn, choose a third arbitrator. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty (30) days following their appointment, each arbitrator shall nominate three candidates within ten (10) days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots.

5.	ARBITRATION COSTS

Unless the arbitrators decide otherwise, each party will bear the expense of its own arbitration activities, including any outside attorney or witness fees. The parties will jointly and equally bear the expense of the arbitration tribunal and any other costs of the arbitration, such as hearing rooms, court reporters, etc.

6.	PLACE OF ARBITRATION

Any	mutually agreeable location.

7.	ARBITRATION SETTLEMENT

The Arbitration tribunal shall issue an order, appropriate for confirmation in a court of competent jurisdiction, to resolve all matters in dispute. The award of the arbitration tribunal, will be in writing, and binding upon the consenting parties. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry law, insofar as such customs and practices are consistent with the terms of this Agreement. There will be no appeal from their decision, and any court having jurisdiction of the subject matter, and the parties, may reduce that decision to judgment. The Arbitration Tribunal will not have the authority to award punitive or exemplary damages.

Each party hereby consents to the entry of a judgement confirming or enforcing the award in the any court of competent jurisdiction. It is the intent of the parties that these arbitration provisions replace and be in lieu of any statutory arbitration provision, if permitted by law.

ARTICLE XVII

INSOLVENCY

A Party to this Agreement will be deemed “insolvent” when it:

a)

Applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor (hereinafter referred to as the Authorized Representative) of its properties or assets; or

b)	Is adjudicated as bankrupt or insolvent; or

c)

Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, rehabilitation, conservation or similar law or statute; or

d)	Becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party’s domicile.”

In the event that the Ceding Company is deemed insolvent, all reinsurance death claims payable hereunder will be payable by the Reinsurer directly to the Ceding Company, its liquidator, receiver or statutory successor, without diminution because of the insolvency of the Ceding Company.

It is understood, however, that in the event of such insolvency, the liquidator, receiver or statutory successor of the Ceding Company will give written notice to the Reinsurer of the pendency of a death claim against the Ceding Company on a risk reinsured hereunder within a reasonable time after such death claim is filed in the insolvency proceeding.

Such notice will indicate the policy reinsured and whether the death claim could involve a possible liability on the part of the Reinsurer. The Reinsurer will be liable only for benefits reinsured as benefits become due under the terms of the Reinsured Policies and will not be or become liable for any amounts or reserves to be held by the Ceding Company as to the Reinsured Policies or for any damages or payments resulting from the termination or restructure of the policies that are not otherwise expressly covered by this Agreement.

During the pendency of such claim, the Reinsurer may investigate such death claim and interpose, at its own expense, in the proceeding where such death claim is to be adjudicated, any defense or defenses it may deem available to the Ceding Company, its liquidator, receiver or statutory successor.

It is further understood that the expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more reinsurers are participating in the same death claim and a majority in interest (determined with respect to shares of net amount at risk) elects to interpose a defense or defenses to any such death claim, the expense will be apportioned among the reinsurers in the same proportion that the reinsurer’s net liability bears to the sum of the net liability of all reinsurers on the insured’s date of death.

In the event of the insolvency of the Reinsurer, the Ceding Company shall have the right, at any time during such insolvency, to recapture all business ceded to the Reinsurer regardless of the duration the reinsurance has been inforce and effect. If a recapture is declared, a mutually agreed upon recapture fee will be determined by both the Ceding Company and the Reinsurer.

In the event of the insolvency of either party, the rights or remedies of this Agreement will remain in full force and effect.

ARTICLE XVIII

RIGHT TO INSPECT

Upon request, the Ceding Company will furnish the Reinsurer with detailed information about the risks reinsured under this Agreement. During the Ceding Company’s normal office hours, copies of any documents relating to the risks reinsured will be made available to the Reinsurer at its own expense. Additionally, the Reinsurer will have the right to conduct audits during the Ceding Company’s normal office hours, and copies of any documents relating to the risks reinsured will be made available to the Reinsurer at its own expense. The Reinsurer will give reasonable notification of any visit, and this right of inspection will remain as long as either party to this Agreement is claiming from the other. Access for the purpose of inspecting, auditing and photocopying those records, whether written or electronic, may include system view access. The Reinsurer’s right of access as specified above will survive until all of the Reinsurer’s obligations under this Agreement have terminated or been fully discharged.

ARTICLE XIX

UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be the result of an unintentional error, misunderstanding or omission, on the part of either the Ceding Company or the Reinsurer, both the Ceding Company and the Reinsurer, will be restored to the position they would have occupied, had no such error, misunderstanding or omission occurred, subject always to the correction of the error, misunderstanding or omission. In the event a payment is corrected, the party receiving the payment may charge interest if it reasonably determines that interest is more than a non-trivial amount, calculated at the Prime Rate plus 2% as stated in the Wall Street Journal on the due date. Should it not be possible to restore both parties to this position, the party responsible for the oversight or clerical error will be responsible for any resulting liabilities and expenses. The Reinsurer will not be responsible for recurring errors made by the Ceding Company that have been previously identified for correction.

This provision applies only to oversights, misunderstandings or clerical errors relating to the administration of reinsurance covered by this Agreement. This provision does not apply to the administration of the insurance provided by the Ceding Company to its insured or any other errors or omissions committed by the Ceding Company with regard to the policy reinsured hereunder, including the underwriting of the risk.

If the Ceding Company has failed to cede reinsurance as provided under this Agreement or has failed to comply with reporting requirements with respect to business ceded hereunder, the Ceding Company may be obligated to audit its records for similar errors and take reasonable actions necessary to correct errors and avoid similar errors if required by the Reinsurer.

ARTICLE XX

CHOICE OF LAW AND FORUM

This Agreement, will in all respects be governed by, and construed in accordance with the law and exclusive jurisdiction of the Courts, as shown in Schedule I.

ARTICLE XXI

GOOD FAITH

All matters with respect to this Agreement require the utmost good faith of both parties.

Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party will promptly notify the other if it is subsequently financially impaired.

The Reinsurer and the Ceding Company have entered into this Agreement in reliance upon each other’s representations and warranties. The Ceding Company and the Reinsurer each affirms that it has and will continue to disclose all matters material to this Agreement. Material for purposes of this Article will mean information that a prudent actuary would consider as reasonably likely to affect the Reinsurer’s experience under this Agreement. Examples of such matters are a change in distribution channel, issue practices, underwriting or claims practices. This Agreement will not extend to policies issued pursuant to such changes unless the Reinsurer has consented in writing to accept policies subject to such changes.

If reinsured policies are not covered due to an unapproved material change, all payments between the Ceding Company and the Reinsurer with respect to the affected Policies shall be refunded, excluding items relating to reserves or interest on reserves. No liability shall remain with the Reinsurer with respect to such policies.

Any outsourcing by the Ceding Company of material functions concerning the Policies will be deemed material. The Company will secure the Reinsurer’s right to audit any outsourcing of any material Ceding Company functions concerning the Policies.

ARTICLE XXII

CONFIDENTIALITY

In connection with this Agreement, either party (each, a “Disclosing Party”) may be disclosing certain Proprietary Information (as hereinafter defined) to the other (each, a “Receiving Party”). “Proprietary Information” shall be defined as any non-public information relating to a party’s business (including but not limited to the Disclosing Party’s underwriting manuals and guidelines, applications, contract forms, and premium rates and allowances) that is (i) disclosed to the Receiving Party, before or during the term of this Agreement in connection with this Agreement, and (ii) identified as “Confidential” and/or “Proprietary”, or which, under all of the circumstances, ought reasonably to be treated as confidential and/or proprietary. Proprietary Information shall not include the existence of this Agreement and the identity of the parties. The Receiving Party will keep confidential and not disclose or make competitive use of any of the Disclosing Party’s Proprietary Information unless:

a)	The information becomes publicly available other than through unauthorized disclosure by the Receiving Party seeking to disclose or use such information;

b)	The information is independently developed by the Receiving Party;

c)

The disclosure is, in the reasonable judgment of either party, required or deemed advantageous (in terms of pricing, ease of execution or otherwise) for the purpose of any reinsurance, retrocession, securitization, or structured, asset-backed or asset-based financing;

d)	The disclosure is required by external auditors; or

e)	The disclosure is required by law.

Except for the purposes of carrying out this Agreement and as required by law, the Reinsurer shall not disclose or use any non-public personally identifiable customer or claimant information provided by the Ceding Company to the Reinsurer, as such Customer or Claimant information is defined by the Gramm-Leach-Bliley Act and related regulations. Such Customer or Claimant information shall be shared only with those entities with which the Reinsurer may, from time to time, contract in accordance with the fulfillment of the terms of this Agreement, including but not limited to the Reinsurer’s retrocessionaires and the Reinsurer’s affiliates or use of de-identified information as permitted by applicable law.

ARTICLE XXIII

ALTERATIONS TO THE AGREEMENT

This Agreement constitutes the entire Agreement between the parties, with respect to the business being reinsured hereunder, and there are no understandings between the parties other than expressed in this Agreement. Any alterations to the provisions of this Agreement will be made by Amendment or Addenda and must be signed by both parties. These documents will be regarded as part of this Agreement and will be equally binding.

ARTICLE XXIV

COMPLIANCE WITH LAWS

The Policy is issued and maintained in accordance with all Laws and the Ceding Company assures the Policy does not involve individuals appearing on the OF AC Specifically Designated Nationals or Blocked Persons list or residing in a prohibited country. Neither the Ceding Company nor the Reinsurer shall be required to take any action under this Agreement that would result in it being in violation of said Laws, including making any payments in violation of the Law. Should either party discover a reinsurance payment has been made in violation of the Law, it shall notify the other party and the parties shall cooperate in order to take all necessary corrective actions, including the return of the payment to the Reinsurer, unless prohibited by Law.

ARTICLE XXV

SEVERABILITY

If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or enforceability of the remaining provisions of this Agreement.

ARTICLE XXVI

EXECUTION OF THE AGREEMENT

In witness whereof, we have caused this Agreement to be executed in duplicate at the dates and places shown below, by our respective officers authorized to do so.

MINNESOTA LIFE INSURANCE COMPANY

Date: March 31, 2008
Place: St. Paul, MN

By:	/s/ Jacob Jones	Attest:	Brenda Sielenaler
Title: Actuary, Life Products		Title: Reinsurance Specialist
NAIC #: 66168		Federal Id. #: 41-0417830

SWISS RE LIFE & HEALTH AMERICA INC.

Date: 4-8-08
Place: Ft Wayne, IN

By:	Kenneth Thieme	Attest:	Connie Walker
Title: Vice President		Title: Sr. VP.
NAIC #: 82627		Federal Id. #: 06-0839705